Exhibit 99.2

JARDEN CORPORATION Reconciliation of GAAP to Non-GAAP For the quarters ended March 31, 2010 and 2009

	Quarters ended
(in millions)	March 31, 2010	March 31, 2009
Reconciliation of Non-GAAP measure:
Net income (loss)	$(59.0)	$8.9
Income tax provision (benefit)	(9.9)	6.6
Interest expense, net	40.2	36.2
Depreciation and amortization	30.9	30.4

Earnings before interest, taxes, depreciation and amortization (EBITDA)	2.2	82.1

Other adjustments:
Reorganization, acquisition-related integration costs, net	—	9.4
Transactions costs	21.1	—
Venezuela hyperinflationary and devaluation charge	78.1	—

As Adjusted EBITDA	$101.4	$91.5